                            SCHEDULE 14A INFORMATION
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                               FACTUAL DATA CORP.
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                               FACTUAL DATA CORP.

                          Supplement to Proxy Statement
                                     for the
                         Annual Meeting of Shareholders
                                       on
                                   May 4, 2001

Audit Committee Report

     The Audit Committee has reviewed and discussed the  consolidated  financial statements for the fiscal year ended December 31, 2000,  with management and the independent  auditors.  The Audit  Committee has discussed with the  independent auditors matters required to be discussed by Statement on Auditing Standards No.
61 (Communication With Audit Committees).  In addition, the independent auditors provided to the Audit Committee the written disclosures  required by Independent
Standards Board Standard No. 1 (independence Discussions with Audit Committees), and the  Audit  Committee  and  the  independent  auditors  have  discussed  the auditors'  independence  from the  company  and its  management,  including  the
matters  in  those  written  disclosures.   Additionally,  the  Audit  Committee
considered  the  fees  and  costs  billed  and  expected  to be  billed  by  the independent  auditors for our audit services.  The Audit Committee has discussed with  management the  procedures  for selection of  consultants  and the related competitive  bidding  practices  and fully  considered  whether  those  services provided by the  independent  auditors are compatible with  maintaining  auditor independence.

     The Audit Committee has discussed with the independent  auditors,  with and without  management  present,  their  evaluations  of  our  internal  accounting controls and the overall quality of our financial reporting.

     In  reliance  on the  reviews  and  discussions  with  management  and  the independent  auditors referred to above, the Audit Committee  recommended to the
Board of  Directors  and the Board has  approved,  the  inclusion of the audited financial  statements  in our Annual  Report on Form  10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.
The Audit  Committee also  recommended to the Board of Directors,  and the Board has  approved,  subject  to  stockholder  ratification,  the  selection  of  our independent auditors for 2001.

                                 AUDIT COMMITTEE

                              Daniel G. Helle
                              Abdul H. Rajput
                              Robert J. Terry

April 20, 2001